UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2017
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 20, 2017, Celanese Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). During the Annual Meeting, the Company’s stockholders were asked to consider and vote upon five proposals: (1) election of Class I Directors to the Board of Directors (the “Board”) to serve for a term that expires at the annual meeting of stockholders in 2018 or until their successors are duly elected and qualified or their earlier resignation or retirement; (2) advisory vote to approve executive compensation; (3) advisory vote on frequency of advisory vote on executive compensation; (4) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017; and (5) re-approval of material terms of the Company's 2009 Global Incentive Plan. Each of the proposals is described in the Company's proxy materials for the Annual Meeting.
As of the Annual Meeting record date of February 21, 2017, there were 140,997,902 shares of the Company’s Series A Common Stock issued and outstanding and entitled to be voted at the Annual Meeting, if represented in person or by proxy at the Annual Meeting. For each proposal, the stockholder voting results were as follows:
1. Election of Directors. Each of the Director nominees was elected to serve for a term which expires at the annual meeting of stockholders in 2018 by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Jean S. Blackwell	122,143,891	2,377,160	12,445	5,078,309
Bennie W. Fowler	122,658,402	1,861,828	13,266	5,078,309
Kathryn M. Hill	122,479,654	2,041,719	12,123	5,078,309
David C. Parry	122,658,915	1,861,509	13,072	5,078,309
John K. Wulff	118,231,540	6,288,662	13,294	5,078,309
2. Advisory Vote to Approve Executive Compensation. The stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the Annual Meeting, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
122,749,757	1,710,431	73,308	5,078,309
3. Frequency of advisory votes on executive compensation. The stockholders approved, on an advisory basis, the holding of a stockholder advisory vote on executive compensation of our named executive officers, as disclosed in the proxy statement for the Company's annual meeting, on a periodic basis by the votes set forth in the table below.

1 Year	2 Years	3 Years	Abstain
117,594,728	58,002	6,845,291	35,475

Based on these results and consistent with its recommendation to stockholders, the Board determined to hold a stockholder advisory vote on the compensation of executive officers annually until the next vote on the frequency of such stockholder advisory votes. A frequency vote is required at least once every six years.
4. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
125,268,063	4,328,068	15,674
5. Re-approval of Materials Terms of the 2009 Global Incentive Plan. The material terms of the 2009 Global Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, were re-approved by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
122,268,592	2,211,569	53,335	5,078,309

Item 7.01 Regulation FD Disclosure.
On April 20, 2017, the Company issued a press release announcing that its Board had approved a 28% increase in the Company’s quarterly common stock cash dividend. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

99.1	Press Release dated April 20, 2017*
* The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	April 21, 2017
INDEX TO EXHIBITS

Exhibit Number
Description

99.1	Press Release dated April 20, 2017*
* The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.